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                                                                   EXHIBIT 10.49

                   NON-EMPLOYEE DIRECTOR COMPENSATION SUMMARY

     Momenta Pharmaceuticals, Inc.'s (the "Company's") non-employee directors currently consist of: (i) Peter Barton Hutt; (ii) Christopher H. Westphal; (iii) Bennett M. Shapiro; (iii) John K. Clarke; (iv) Robert S. Langer, Jr.; (v) Stephen T. Reeders; (vi) Peter Barrett; (vii) Ram Sasisekharan; and (viii) Marsha Fanucci.

NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2004

     In April 2004, the Company's Board of Directors approved a compensation program pursuant to which each non-employee director would automatically receive an option to purchase no more than 38,400 shares of the Company's common stock upon his or her appointment to the Company's Board of Directors. These options vest to the extent of one-third of the shares on each of the first, second and third anniversaries of the grant date, subject to the non-employee director's continued service as a director. Subject to an annual evaluation, which evaluation would be overseen by the Company's Nominating and Corporate Governance Committee, each non-employee director would automatically receive an annual grant of an option to purchase no more than 19,200 shares of the Company's common stock at each year's annual meeting after which he or she will continue to serve as a director. These options vest on the first anniversary of the grant date, subject to the non-employee director's continued service as a director. Each such non-employee director stock option will terminate on the earlier of ten years from the date of grant and three months after the recipient ceases to serve as a director. The exercise price of all of these options is equal to the fair market value of the Company's common stock. In 2004, non-employee directors of the Company received reimbursement for reasonable travel and other expenses in connection with attending meetings of the Board of Directors.

NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2005

     On March 16, 2005, the Company's Board of Directors approved a revised compensation structure for the Company's non-employee directors as follows:

     GRANT OF STOCK OPTIONS UPON APPOINTMENT

     Each non-employee director appointed after the 2005 Annual Meeting will automatically receive an option to purchase no more than 30,000 shares of the Company's common stock upon his or her appointment to the Company's Board of Directors. These options shall vest to the extent of one-third of the shares on each of the first, second and third anniversaries of the grant date, subject to the non-employee director's continued service as a director.

     GRANT OF ADDITIONAL STOCK OPTIONS

     Subject to an annual evaluation, which evaluation will be overseen by the Company's Nominating and Corporate Governance Committee, those non-employee directors who served on the Company's Board of Directors during fiscal year 2004 and will continue to serve on the Company's Board of Directors during fiscal year 2005 (the "Eligible Non-Employee Directors"),

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will continue to automatically receive an annual grant of an option to purchase no more than 19,200 shares of the Company's common stock at each year's annual meeting after which he or she will continue to serve as a director. These options vest on the first anniversary of the grant date, subject to the non-employee director's continued service as a director. Each such non-employee director stock option will terminate on the earlier of ten years from the date of grant and three months after the recipient ceases to serve as a director. The exercise price of all of these options shall be equal to the fair market value of the Company's common stock. On March 16, 2005, the Company's Board of Directors approved the grant of an option to purchase 19,200 shares of the Company's common stock to the Eligible Non-Employee Directors for their service during fiscal year 2004, subject to approval by the Company's stockholders at the 2005 annual meeting of stockholders.

     PAYMENT OF RETAINER FEE; REIMBURSEMENT OF TRAVEL AND OTHER EXPENSES

     In addition to the foregoing, each non-employee director is entitled to receive an annual retainer of $15,000 relating to such director's service to the Company's Board of Directors during fiscal year 2005. Non-employee directors of the Company will also receive reimbursement for reasonable travel and other expenses in connection with attending meetings of the Board of Directors in 2005.